EXHIBIT 10.1

SECOND AMENDMENT TO
THE AMENDED AND RESTATED SERIES 2010-6 SUPPLEMENT

This SECOND AMENDMENT TO THE AMENDED AND RESTATED SERIES 2010-6 SUPPLEMENT (this “Amendment”), dated as of October 18, 2012, amends the Amended and Restated Series 2010-6 Supplement (the “Series 2010-6 Supplement”), dated as of October 14, 2011, as amended by the First Amendment thereto, among AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, a special purpose limited liability company established under the laws of Delaware (“ABRCF”), AVIS BUDGET CAR RENTAL, LLC, a limited liability company established under the laws of Delaware, as administrator (the “Administrator”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (the “Administrative Agent”), the several banks set forth on Schedule I thereto as Non-Conduit Purchasers (each, a “Non-Conduit Purchaser”), the several commercial paper conduits listed on Schedule I thereto (each a “CP Conduit Purchaser”), the several banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each an “APA Bank” with respect to such CP Conduit Purchaser), the several agent banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each a “Funding Agent” with respect to such CP Conduit Purchaser), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as agent for the benefit of the Series 2010-6 Noteholders (in such capacity, the “Series 2010-6 Agent”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between ABRCF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Definitions List attached as Schedule I to the Base Indenture (as amended through the date hereof) or the Series 2010-6 Supplement, as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to Section 12.2 of the Base Indenture, any Supplement thereto may be amended (x) to change the amount of Enhancement with respect to the related Series of Notes and (y) to extend the maturity of any Series of Notes, in each case, with the consent of ABRCF, the Trustee and each affected Noteholder with respect to such Series of Notes;

WHEREAS, pursuant to Section 11.11 of the Series 2010-6 Supplement, such Supplement may be amended in accordance with the terms of the Base Indenture;

WHEREAS, the parties desire to amend the Series 2010-6 Supplement to (x) extend the Scheduled Expiration Date, (y) replace Schedule I thereto with a new Schedule I in the form of Schedule A to this Amendment and (z) modify certain enhancement and required liquidity levels;

WHEREAS, ABRCF has requested the Trustee, the Series 2010-6 Agent, the Administrator, the Administrative Agent and the Series 2010-6 Noteholders to, and, upon the effectiveness of this Amendment, ABRCF, the Trustee, the Series 2010-6 Agent, the Administrator, the Administrative Agent and each Series 2010-6 Noteholder have agreed to, make the amendments described above as set forth herein;

1

NOW, THEREFORE, it is agreed:

1. Amendment of Definitions.  (a)  The following defined terms, as set forth in Article I(b) of the Series 2010-6 Supplement, are hereby amended and restated in their entirety as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate in effect on such date plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.”

““Contingent Monthly Funding Costs” means, with respect to each Series 2010-6 Interest Period and any Purchaser Group, the excess, if any, of (i) the Monthly Funding Costs of such Purchaser Group for such Series 2010-6 Interest Period over (ii) an amount equal to the sum for each day during such Series 2010-6 Interest Period of the product of (x) the Purchaser Group Invested Amount with respect to such Purchaser Group on such day and (y) the sum of 4.05% and the rate appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent or any Purchaser Group from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a term of thirty (30) days at approximately 11:00 a.m. (London time) on such day, or if such day is not a London Banking Day, the immediately preceding London Banking Day, divided by 360.”

““LIBO Rate” means, (a) with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche or (b) with respect to each day during a Series 2010-6 Interest Period the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent, any Funding Agent with respect to a LIBOR Funding CP Conduit Purchaser or any Non-Conduit Purchaser, as applicable, from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a term of thirty (30) days at approximately 11:00 a.m. (London time) on such day, or if such day is not a London Banking Day, the immediately preceding London Banking Day; provided, however, that a Non-Conduit Purchaser may in its sole discretion, but only to

2

the extent it is in accordance with its customary practices, determine the daily LIBO Rate for a period not to exceed seven days on the first day of such period (or, if such day is not a London Banking Day, the immediately preceding London Banking Day) in accordance with the procedure set forth above; provided further that if a Funding Agent with respect to a LIBOR Funding CP Conduit Purchaser is for any reason unable to determine the LIBO Rate in the foregoing manner, the LIBO Rate for such day shall be the Alternate Base Rate for such day.”

““Minimum Enhancement Percentage” means, as of any date of determination, (i) if (x) the aggregate Net Book Value of all Vehicles leased under the Leases as of the immediately preceding Business Day that are manufactured by the two Manufacturers whose Vehicles’ aggregate Net Book Values comprise the two largest percentages of the aggregate Net Book Value of all Vehicles leased under the Leases on the immediately preceding Business Day is greater than 70% of the aggregate Net Book Value of all Vehicles leased under the Leases on the immediately preceding Business Day and (y) either or both of such Manufacturers do not have a long-term senior unsecured rating of at least “Baa3” from Moody’s, 37%, (ii) if (x) clause (i) does not apply and (y) the aggregate Net Book Value of all Vehicles leased under the Leases as of the immediately preceding Business Day that are manufactured by the Manufacturer whose Vehicles’ aggregate Net Book Values comprise the largest percentage of the aggregate Net Book Value of all Vehicles leased under the Leases on the immediately preceding Business Day is greater than 40% of the aggregate Net Book Value of all Vehicles leased under the Leases on the immediately preceding Business Day, 34% and (iii) in all other cases, 32.25%.”

““Monthly Funding Costs” means, with respect to each Series 2010-6 Interest Period and:

(a)           any CP Conduit Purchaser Group, the sum of:

(i)           for each day during such Series 2010-6 Interest Period, (A) with respect to a Match Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser on such day, (B) with respect to a Pooled Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser or (C) with respect to a LIBOR Funding CP Conduit Purchaser, the product of (x) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on such day times (y) the LIBO Rate for such day, divided by (z) 360; plus

3

(ii)           for each day during such Series 2010-6 Interest Period, the sum of:

(A)           the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to the Floating Tranche with respect to such CP Conduit Purchaser Group on such day times (II) the Alternate Base Rate plus the Applicable Margin on such day, divided by (III) 365 (or 366, as the case may be) plus

(B)           the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to Eurodollar Tranches with respect to such CP Conduit Purchaser Group on such day times (II) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the Applicable Margin on such day in effect with respect thereto divided by (III) 360; plus

(iii) for each day during such Series 2010-6 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on such day times (B) the Program Fee Rate on such day divided by (C) 360; or

(b)           any Non-Conduit Purchaser Group, the sum for each day during such Series 2010-6 Interest Period of the product of (i) the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group on such day times (ii) the sum of (A) the LIBO Rate with respect to such day and (B) either (1) the Program Fee Rate on such day or (2) in accordance with the terms of Section 2.7(h), the Applicable Margin with respect to any Eurodollar Tranche on such day, as applicable, divided by (iii) 360; provided, however, that if (x) any Change in Law shall make it unlawful for any Non-Conduit Purchaser Group to fund its Purchaser Group Invested Amount at the LIBO Rate, (y) the Administrative Agent or any Non-Conduit Purchaser determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or (z) any Non-Conduit Purchaser determines that the LIBO Rate will not adequately and fairly reflect the cost to such Non- Conduit Purchaser of funding the Purchaser Group Invested Amount with respect to its Related Purchaser Group, and in each such case such Non-Conduit Purchaser Group shall have notified the Administrative Agent in writing thereof (and not subsequently notified the Administrative Agent such circumstances no longer exist), the amount of Monthly Funding Costs for each day with respect to such Non-

4

Conduit Purchaser Group will be calculated using the sum of (1) the Alternate Base Rate and (2) the Program Fee Rate or, if the Applicable Margin with respect to any Eurodollar Tranche would otherwise be used in clause (ii) above in this clause (b), the Applicable Margin with respect to any Floating Tranche, on such day in such clause (ii) (rather than the sum of (1) the LIBO Rate and (2) the Program Fee Rate or the Applicable Margin with respect to any Eurodollar Tranche, as applicable); provided further that, notwithstanding anything herein to the contrary, on any day on which an Amortization Event shall have occurred and be continuing, the amount of Monthly Funding Costs for such day with respect to such Non-Conduit Purchaser will be calculated using the sum of (1) the Alternate Base Rate for such day and (2) the Applicable Margin with respect to any Floating Tranche on such day (rather than the sum of (1) the LIBO Rate and (2) the Program Fee Rate or the Applicable Margin with respect to any Eurodollar Tranche, as applicable).”

““Pooled Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is not a Match Funding CP Conduit Purchaser or a LIBOR Funding CP Conduit Purchaser.”

““Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2010-6 Closing Date, such Purchaser Group’s Commitment Percentage of the Series 2010-6 Initial Invested Amount and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) the Purchaser Group Increase Amount with respect to such Purchaser Group on such date minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 3.5(f) on such date plus (iv) the amount of principal payments recovered from such Purchaser Group by a trustee as a preference payment in a bankruptcy proceeding of a Demand Note Issuer or otherwise.  For the avoidance of doubt, so long as any Purchaser Group has failed to fund any portion of its Purchaser Group Increase Amount with respect to any Increase Date, such unfunded amount shall not be included in the Purchaser Group Invested Amount for such Purchaser Group unless and until such amount has been funded.”

““Scheduled Expiry Date” means, with respect to any Purchaser Group, October 16, 2014, as such date may be extended in accordance with Section 2.6(b).”

 ““Series 2010-6 Moody’s Highest Enhancement Rate” means, as of any date of determination, the sum of (a) 36.50% and (b) the highest, for any calendar month within the preceding twelve calendar months, of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).”

5

““Series 2010-6 Moody’s Intermediate Enhancement Rate” means, as of any date of determination, 29.00%.”

““Series 2010-6 Required Liquidity Amount” means, with respect to any Distribution Date, an amount equal to 3.75% of the Series 2010-6 Invested Amount on such Distribution Date (after giving effect to any payments of principal to be made on the Series 2010-6 Notes on such Distribution Date).”

(b)           Article (I)(b) of the Series 2010-6 Supplement is hereby amended by inserting the following defined term in the appropriate alphabetical order:

““LIBOR Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is designated as such on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Supplement.”

2. Amendment to Section 2.6(d).  Section 2.6(d) of the Series 2010-6 Series Supplement is hereby amended and restated in its entirety as follows:

(d)           If, (w) after receiving a request for extension of its Scheduled Expiry Date from ABRCF pursuant to Section 2.6(b), a Non-Conduit Purchaser Group or the Funding Agent with respect to a CP Conduit Purchaser Group notifies ABRCF in writing of its decision not to extend its Scheduled Expiry Date as requested or fails to respond to ABRCF’s request within 30 days of its receipt of such request, (x) any Non-Conduit Purchaser Group or any CP Conduit Purchaser Group (or the Funding Agent with respect thereto, on behalf of such CP Conduit Purchaser Group) (a “Non-Consenting Purchaser Group”) fails to give its consent for any amendment or waiver requiring the consent of 100% of the Series 2010-6 Noteholders (or Purchaser Groups having Commitment Percentages aggregating 100%) or the consent of all affected Series 2010-6 Noteholders or Purchaser Groups (and such Purchaser Group is affected) and for which Holders of Series 2010-6 Notes representing at least a majority of the required voting percentage have consented, (y) after receiving a notice of Increase in accordance with Section 2.3(a), any Purchaser Group fails to fund the full amount of its Commitment Percentage of the related Increase Amount on the Increase Date (a “Non-Funding Purchaser Group”) or (z) any Affected Party with respect to any Non-Conduit Purchaser Group or any CP Conduit Purchaser Group (together with any Non-Extending Purchaser Group, Non-Consenting Purchaser Group or Non-Funding Purchaser Group, “Removed Purchaser Groups”) requests payment for any Article VII Costs payable under Section 7.1(e), at the request of ABRCF such Non-Conduit Purchaser Group or such CP Conduit Purchaser Group shall on a Distribution Date thereafter selected by ABRCF (or such other date as may be agreed by ABRCF, the Administrative Agent and such Non-Conduit Purchaser or the Funding Agent with respect to such CP Conduit Purchaser Group) assign all or any portion of their respective rights and obligations under this Supplement and the Series 2010-6 Notes pursuant to Section 11.1 to a replacement Purchaser Group selected by ABRCF upon payment by the replacement Purchaser Group (or upon payment by ABRCF as agreed to by ABRCF, the assignor and the assignee) of an amount equal to the sum of (i) the Purchaser Group Invested Amount

6

with respect to such Removed Purchaser Group, and (ii)(A) if such Purchaser Group includes a Match Funding CP Conduit Purchaser, the sum of (x) all accrued and unpaid Discount on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from the issuance date(s) thereof to but excluding the date (the “Purchase Effective Date”) of the assignment to the replacement Purchaser Group and (y) the aggregate Discount to accrue on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from and including the Purchase Effective Date to and excluding the maturity date of each CP Tranche with respect to such Match Funding CP Conduit Purchaser or (B) if such Removed Purchaser Group includes a Pooled Funding CP Conduit Purchaser, the sum of (x) the aggregate amount of accrued and unpaid Discount on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser as of the Purchase Effective Date and (y) the aggregate amount of Discount to accrue on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser from and including the Purchase Effective Date to and excluding the maturity dates of such Commercial Paper, and (iii) (A) if such Removed Purchaser Group is a Non-Conduit Purchaser Group, all accrued and unpaid interest on the Purchaser Group Invested Amount for such Non-Conduit Purchaser Group, calculated as the sum for each day from but excluding the last day of the Series 2010-6 Interest Period immediately preceding the Purchase Effective Date to but excluding the Purchase Effective Date of the product of (1) the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser on such day, times (2) the sum of the LIBO Rate with respect to each such day and the Program Fee Rate with respect to such Non-Conduit Purchaser Group divided by (3) 360, or (B) if such Removed Purchaser Group is a CP Conduit Purchaser Group, the sum of (1) all accrued and unpaid interest on the APA Bank Funded Amount with respect to such Purchaser Group, calculated at the Alternate Base Rate or the applicable Adjusted LIBO Rate plus the Applicable Margin as of the Purchase Effective Date and (2) if such CP Conduit Purchaser Group includes a LIBOR Funding CP Conduit Purchaser, all accrued and unpaid interest on the CP Conduit Funded Amount for such Non-Conduit Purchaser Group, calculated as the sum for each day from but excluding the last day of the Series 2010-6 Interest Period immediately preceding the Purchase Effective Date to but excluding the Purchase Effective Date of the product of (x) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on each such day, times (y) the LIBO Rate with respect to each such day with respect to such CP Conduit Purchaser Group divided by (z) 360, and (iv) if such Removed Group is a Conduit Purchaser Group, for each day from but excluding the last day of the Series 2010-6 Interest Period immediately preceding the Purchase Effective Date, an amount equal to (x) the CP Funded Amount with respect to such Removed Purchaser Group on such day times (y) the Program Fee Rate divided by (z) 360, and (v) for each day from but excluding the last day of the Series 2010-6 Interest Period immediately preceding the Purchase Effective Date, an amount equal to (x) the excess, if any, of the Commitment Amount with respect to such Removed Purchaser Group over the Purchaser Group Invested Amount with respect to such Purchaser Group on such day times (y) the Commitment Fee Rate as of such date divided by (z) 360, and (vi) all Article VII Costs then due and payable to such Removed Purchaser Group and (vii) without duplication, any other amounts then due and payable to such Removed Purchaser Group pursuant to this Supplement.”

7

3. Amendment of Section 3.11(a).  Section 3.11(a) of the Series 2010-6 Supplement is hereby amended by deleting the text “4.0%” in the fourth sentence thereof and replacing such text with “2.0%”.

4. Amendment to Section 7.1.  Section 7.1 of the Series 2010-6 Supplement is hereby amended by inserting the following clause (e) at the end thereof:

“(e)           ABRCF acknowledges that any Affected Party may institute measures in anticipation of a Change in Law, and may commence allocating charges to or seeking compensation from ABRCF under this Section 7.1, in advance of the effective date of such Change in Law and ABRCF agrees to pay such charges or compensation to the applicable Affected Party following demand therefor in accordance with the terms of this Section 7.1 without regard to whether such effective date has occurred.”

5. Amendment to Section 7.3.  The second sentence of Section 7.3 of the Series 2010-6 Supplement is hereby amended by inserting the text “, LIBOR Funding CP Conduit Purchaser” immediately after “Non-Conduit Purchaser” in clause (b) thereof in each instance in which it appears.

6. Amendment to Section 8.2.  Section 8.2 of the Series 2010-6 Supplement is hereby amended by (x) deleting “and” at the end of Section 8.2(k), (y) deleting the period at the end of Section 8.2(l) and inserting “; and” in lieu thereof, and (z) inserting the following after Section 8.2(l):

8

“(m)           they shall provide to the Administrative Agent on October 1 of each year, beginning on October 1, 2013, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.”

7. Amendment of Schedule I.  Schedule I of the 2010-6 Supplement is hereby deleted in its entirety and substituted with Schedule I, as it appears in Schedule A hereto.

8. Direction.  By their signatures hereto, each of the undersigned (excluding The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee and Series 2010-6 Agent) hereby authorize and direct the Trustee and Series 2010-6 Agent to execute this Amendment and take any and all further action necessary or appropriate to give effect to the transaction contemplated hereby.

9. This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Series 2010-6 Supplement.

10. This Amendment shall become effective on the date (the “2012 Extension Amendment Effective Date”) that is the later of (a) the date hereof or (b) the first date on which each of the following have occurred:  (i) each of ABRCF, the Administrator, the Administrative Agent and each Series 2010-6 Noteholder shall have executed and delivered this Amendment to the Trustee, and the Trustee shall have executed this Amendment, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment; provided that each Noteholder agrees, by its execution hereof, that the Rating Agency Consent Condition with respect to the Series 2010-6 Notes shall be satisfied upon receipt by each Non-Conduit Purchaser or Funding Agent of written confirmation from Moody’s (which confirmation may be in the form of a press release) that, after giving effect to this Amendment, the Series 2010-6 Notes will be rated at least “A2” by Moody’s, (iii) if requested by any CP Conduit Purchaser, Standard & Poor’s shall have confirmed that this Amendment shall not result in a withdrawal or downgrade of the rating of the Commercial Paper issued by any such CP Conduit Purchaser whose Commercial Paper is rated by Standard & Poor’s on the 2012 Extension Amendment Effective Date; provided that any CP Conduit whose Commercial Paper is rated by Standard & Poor’s on the 2012 Extension Amendment Effective Date that does not request such confirmation shall, by its execution hereof, waive solely with respect to this Amendment the requirement under Section 11.11 of the Series 2010-6 Supplement that Standard & Poor’s confirm that this Amendment will not result in a withdrawal or downgrade of the rating of such Commercial Paper, (iv) all certificates and opinions of counsel required under the Base Indenture or by the Series 2010-6 Noteholders shall have been delivered to the Trustee and the Series 2010-6 Noteholders, as applicable, (v) ABRCF shall have issued and directed the Trustee to authenticate, and the Trustee shall have authenticated, a Series 2010-6 Note in the name of each Non-Conduit Purchaser and each Funding Agent with respect to each Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group (after giving effect to the effectiveness of this Amendment), and shall have delivered such Series 2010-6 Note to such Non-Conduit Purchaser or Funding Agent, as applicable, (vi) each Purchaser Group shall have been paid all amounts due to it pursuant to Section 13 hereof and (vii) the Administrative Agent and each Purchaser Group shall have received payment of any fees payable to it in connection with this Amendment.

9

11. Each existing Purchaser Group, by its execution of this Amendment, hereby acknowledges and consents to a decrease on the 2012 Extension Amendment Effective Date of the Series 2010-6 Maximum Invested Amount pursuant to Section 2.6(c) of the Series 2010-6 Supplement on a non-pro rata basis in accordance with the amendment and restatement of Schedule I pursuant to this Amendment.

12. Pursuant to Section 2.6(e) of the Series 2010-6 Supplement, ABRCF hereby adds (x) SunTrust Bank as an Additional Non-Conduit Purchaser and (y) Victory Receivables Corporation as an Additional CP Conduit Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Related Additional APA Bank, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the related Additional Funding Agent, each with the applicable Maximum Purchaser Group Invested Amounts set forth on Schedule A to this Amendment.  The Purchaser Group Addition Date with respect to such additions shall be the 2012 Extension Amendment Effective Date.  By its execution hereof, (x) the Administrative Agent consents to such additions and (y) the Administrative Agent and each other Purchaser Group waive any advance notice requirement pursuant to Section 2.6(e) of the Series 2010-6 Supplement in connection with such additions.

13. On the 2012 Extension Amendment Effective Date, each Non-Conduit Purchaser and each CP Conduit Purchaser and the Funding Agent and the APA Banks with respect to such CP Conduit Purchaser shall be deemed hereby to make or accept, as applicable, an assignment and assumption of a portion of the Series 2010-6 Invested Amount, as directed by the Administrative Agent, with the result being that after giving effect thereto, the Purchaser Group Invested Amount with respect to each such Purchaser Group shall equal the product of (x) Series 2010-6 Invested Amount on the 2012 Extension Amendment Effective Date and (y) the Commitment Percentage of such Purchaser Group on the 2012 Extension Amendment Effective Date after giving effect to the effectiveness of this Amendment and the changes in the Maximum Purchaser Group Invested Amounts made hereby and in furtherance hereof.  No Purchaser Group shall be required to make any assignment of any portion of its Purchaser Group Invested Amount unless such assigning Purchaser Group shall receive in cash an amount equal to the reduction in its Purchaser Group Invested Amount.

14. From and after the 2012 Extension Amendment Effective Date, all references to the Series 2010-6 Supplement shall be deemed to be references to the Series 2010-6 Supplement as amended hereby.

15. This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10

Schedule A to Second Amendment
SCHEDULE I TO AMENDED AND RESTATED SERIES 2010-6 SUPPLEMENT

CP Conduit Purchaser Groups

	CP Conduit	APA Bank	Funding Agent	APA Bank Percentage	Maximum Purchaser Group Invested Amount	Conduit Type	Purchased Percentage
1.	Liberty Street Funding LLC	The Bank of Nova Scotia	The Bank of Nova Scotia	100%	$150,000,000	Pooled Funding Conduit Purchaser	6.66666667%
2.	Chariot Funding LLC	JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.	100%	$300,000,000	LIBOR Funding Conduit Purchaser	13.33333333%
3.	Atlantic Asset Securitization LLC	Credit Agricole Corporate and Investment Bank	Credit Agricole Corporate and Investment Bank	100%	$225,000,000	Pooled Funding Conduit Purchaser	10.00000000%
4.	Charta, LLC	Citibank, N.A.	Citibank, N.A.	100%	$225,000,000	Pooled Funding Conduit Purchaser	10.00000000%

CP Conduit	APA Bank	Funding Agent	APA Bank Percentage	Maximum Purchaser Group Invested Amount	Conduit Type	Purchased Percentage
5.	Versailles Assets LLC	Versailles Assets LLC	Natixis, New York Branch	100%	$100,000,000	Pooled Funding Conduit Purchaser	4.44444444%
6.	Victory Receivables Corporation	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	100%	$100,000,000	Pooled Funding Conduit Purchaser	4.44444444%

Non-Conduit Purchasers

	Non-Conduit Purchaser	Maximum Purchaser Group Invested Amount	Purchased Percentage
1.	Bank of America, National Association	$200,000,000	8.88888889%
2.	Deutsche Bank Trust Company Americas	$275,000,000	12.22222222%
3.	Royal Bank of Canada	$150,000,000	6.66666667%
4.	The Royal Bank of Scotland plc	$175,000,000	7.77777778%
5.	Barclays Bank PLC	$225,000,000	10.00000000%
6.	SunTrust Bank	$125,000,000	5.55555556%

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

By:	AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer /s/ Rochelle Tarlowe
Name: Title:	Rochelle Tarlowe Vice President and Treasurer

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Series 2010-6 Agent /s/ David H. Hill
Name: Title:	David H. Hill Vice President

By:	JPMORGAN CHASE BANK, N.A., as Administrative Agent /s/ Adam J. Klimek
Name: Title:	Adam J. Klimek Executive Director

AGREED, ACKNOWLEDGED AND CONSENTED:

By:	LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser under the Series 2010-6 Supplement /s/ Jill A. Russo
Name: Title:	Jill A. Russo Vice President

By:	THE BANK OF NOVA SCOTIA, as a Funding Agent and an APA Bank under the Series 2010-6 Supplement /s/ Darren Ward
Name: Title:	Darren Ward Director

By:	CHARTA, LLC (as successor to Charta Corporation), as a CP Conduit Purchaser under the Series 2010-6 Supplement Citibank, N.A., as Attorney-in-fact

By:	/s/ Karrie Truglia
Name: Title:	Karrie Truglia Vice President

By:	CITIBANK, N.A., as an APA Bank under the Series 2010-6 Supplement /s/ Karrie Truglia
Name: Title:	Karrie Truglia Vice President

By:	CITIBANK, N.A., as an APA Bank under the Series 2010-6 Supplement /s/ Karrie Truglia
Name: Title:	Karrie Truglia Vice President

By:	CHARIOT FUNDING LLC (as successor by merger to Falcon Asset Securitization Company LLC), as a CP Conduit Purchaser under the Series 2010-6 Supplement /s/ Adam J. Klimek
Name: Title:	Adam J. Klimek Executive Director

By:	JPMORGAN CHASE BANK, N.A. as a Funding Agent under the Series 2010-6 Supplement /s/ Adam J. Klimek
Name: Title:	Adam J. Klimek Executive Director

By:	JPMORGAN CHASE BANK, N.A. as an APA Bank under the Series 2010-6 Supplement /s/ Adam J. Klimek
Name: Title:	Adam J. Klimek Executive Director

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Non-Conduit Purchaser under the Series 2010-6 Supplement /s/ Robert Sheldon
Name: Title:	Robert Sheldon Managing Director
By:	/s/ Casey Rust
Name: Title:	Casey Rust Vice President

By:	ATLANTIC ASSET SECURITIZATION LLC, as a CP Conduit Purchaser under the Series 2010-6 Supplement /s/ Kostantina Kourmpetis
Name: Title:	Kostantina Kourmpetis Managing Director
By:	/s/ Sam Pilcer
Name: Title:	Sam Pilcer Managing Director

By:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and an APA Bank under the Series 2010-6 Supplement /s/ Kostantina Kourmpetis
Name: Title:	Kostantina Kourmpetis Managing Director
By:	/s/ Sam Pilcer
Name: Title:	Sam Pilcer Managing Director

By:	THE ROYAL BANK OF SCOTLAND PLC, as a Non-Conduit Purchaser under the Series 2010-6 Supplement by: RBS Securities Inc., as agent /s/ Michael Zappatemini
Name: Title:	Michael Zappatemini Managing Director

By:	BANK OF AMERICA, NATIONAL ASSOCIATION, as a Non-Conduit Purchaser under the Series 2010-6 Supplement /s/ Jeremy Grubb
Name: Title:	Jeremy Grubb Vice President

By:	ROYAL BANK OF CANADA, as Non-Conduit Purchaser under the Series 2010-6 Supplement /s/ Robert S. Jones
Name: Title:	Robert S. Jones Authorized Signatory
By:	/s/ Kevin P. Wilson
Name: Title:	Kevin P. Wilson Authorized Signatory

By:	BARCLAYS BANK PLC, as a Non-Conduit Purchaser under the Series 2010-6 Supplement /s/ Jamie Pratt
Name: Title:	Jamie Pratt Director

By:	VERSAILLES ASSETS LLC, as a CP Conduit Purchaser and an APA Bank under the Series 2010-6 Supplement by: Global Securitization Services, LLC, its Manager /s/ David V. DeAngelis
Name: Title:	David B. DeAngelis Vice President

By:	NATIXIS, NEW YORK BRANCH, as a Funding Agent under the Series 2010-6 Supplement /s/ David S. Bondy
Name: Title:	David S. Bondy Managing Director
By:	/s/ Henry J. Sandlass
Name: Title:	Henry J. Sandlass Managing Director

By:	VICTORY RECEIVABLES CORPORATION, as CP Conduit Purchaser under the 2010-6 Supplement /s/ David V. DeAngelis
Name: Title:	David V. DeAngelis Vice President

By:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Funding Agent under the Series 2010-6 Supplement /s/ Christopher Pohl
Name: Title:	Christopher Pohl Managing Director

By:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an APA Bank under the Series 2010-6 Supplement /s/ Lawrence Elkins
Name: Title:	Lawrence Elkins Vice President

By:	SUNTRUST BANK as a Non-Conduit Purchaser under the Series 2010-6 Supplement /s/ Emily Shields
Name: Title:	Emily Shields Vice President
By:	/s/ Leo Loughead
Name: Title:	Leo Loughead Managing Director

By:	AVIS BUDGET CAR RENTAL, LLC, as Administrator /s/ Rochelle Tarlowe
Name: Title:	Rochelle Tarlowe Vice President and Treasurer